Exhibit 99
                                                       ----------


FOR IMMEDIATE RELEASE


TASA SELLS EDUCATIONAL MATERIALS PUBLISHING UNIT FOR $4 MILLION

Transaction To Substantially Strengthen Balance Sheet
Company To Focus On Growing Core Business Of Educational Assessment
  And Services
Gain Of About $2 Million Anticipated In Connection With Sale


BREWSTER, N.Y., July 7, 2003-Touchstone Applied Science Associates, Inc. (OTCBB: TASA) today announced it has sold its supplemental instructional publishing company, Modern Learning Press, for approximately $4 million cash to Delta Education, a New Hampshire-based educational publishing and services company backed by the Wicks Group, a private equity firm. TASA expects to record a $2 million gain on the sale during the third quarter, which ends July 31, 2003.

"While we believe Modern Learning Press continues to show strength in its market, we have made a strategic decision to focus on our profitable and growing core business of educational assessment testing and services for grades K-12, where we anticipate significant increases," said Andrew L. Simon, president and chief executive officer of TASA. "This divestiture will substantially improve our balance sheet, essentially eliminating our long-term debt.

"Coupled with the recent divestiture of our non-core post-secondary schools, we have now structured the company to capitalize on its strengths and report continuing gains in profits and revenues on an ongoing business basis," Simon said. "In addition, the impending sale and leaseback of our headquarters building in Brewster will generate
$1 million in cash and will provide us with capital that will be used to improve our core operations."

Simon said the cash from the sale of the building, which the company is leasing back on a 10-year contract, will provide funds to expand and improve the company's test-scoring facilities in 8,000 square feet of unoccupied space on the building's second floor.

"The scoring and scanning business has been growing rapidly," Simon said. "That business has grown in connection with servicing both our propriety test products as well as custom-designed assessment products," Simon said. "With the ongoing benefits from increased federal funding for educational assessment, TASA is now positioned to grow this business even more aggressively. This will make us a stronger organization, both short and long term."

Modern Learning Press, which publishes more than 90 titles including "consumable" materials such as workbooks, accounted for $2.9 million in fiscal 2002 revenue, about 28 percent of TASA's total revenue of $10.4 million. The company will report Modern Learning Press operations for the current quarter and in previous periods as discontinued operations. The post-secondary education business, the sale of which was completed last month, also is carried as a discontinued operation.

"We are now concentrating on business that is especially well-positioned for growth in view of the federal `No Child Left Behind' Act," Simon said. "Several of our key products qualify for findings under the $26 billion act, designed to improve the quality and accountability of the nation's K-12 educational system. Among our qualifying products are our flagship Degrees of Reading Powerr, which measures reading comprehension; the MACIIr test of English proficiency for English as a Second Language and Limited English Proficient students; the Signpostsr Early Literacy Assessment System; and our custom testing services provided by BETA."

TASA, based in Brewster, N.Y., is an educational information and learning company. The company provides the education market with assessment and instructional products and services. TASA was advised and assisted in this transaction by New York Media Merchant Bank Veronis Suhler Stevenson.

Statements contained in this release that are not historical facts are "forward-looking" statements as contemplated by the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to risks and uncertainties, which are enumerated in the company's annual report on Form 10KSB for Fiscal Year ended October 31, 2002. These risks and uncertainties could cause actual results to differ materially from those projected or implied in the forward-looking statements.